Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding Fidelity Balanced Fund, Fidelity Low-Priced Stock Fund, Fidelity Puritan Fund and Fidelity Value Discovery Fund series of Puritan Trust (the "Trust"), filed as part of this Post-Effective Amendment No. 127 to the Trust's Registration Statement on Form N-1A (File Nos. 002-11884 and 811-00649) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 125 to the Registration Statement.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

September 28, 2005